EXHIBIT 10.9

VYNLEADS, INC.

PROMOTION & ROYALTY AGREEMENT

This Promotion & Royalty Agreement (this “Agreement”), dated as of the date set forth on the signature page hereto (the “Effective Date”), by and between Vynleads, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Promoter”).

WHEREAS, the Company desires to develop and market products and services offered from time to time by the Company (“Products”), to potential customers of the Products; and

WHEREAS, the Company desires to engage the Promoter, and the Promoter desires to accept the engagement, to provide certain promotional services on behalf of the Company and to lend his name, reputation, and appearance to endorse and promote the Company and its Products, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.

Engagement. The Company hereby engages the Promoter to provide the services (the “Services”) as set forth below:

1.1

Promotional Activities. The Company hereby engages the Promoter, and the Promoter promises and agrees to hold himself available, to use, evaluate, and promote certain Products, as may be reasonably requested by the Company from time to time. The Promoter also agrees to the use of his Name and Appearance (as hereinafter defined) to advertise and promote the business of the Company and its Products. During the Term, the Promoter agrees to perform certain promotional services as set forth on Schedule 1 attached hereto.

1.2

Endorsement of Products. During the Term (as hereinafter defined), the Promoter agrees that he will evaluate the Products according to professional guidelines, as reasonably determined by the Promoter. Based on the Promoter’s professional knowledge and assessment of the Products, the Promoter will from time to time during the Term provide his professional evaluation, opinion, and findings about the Products he is endorsing and promoting. The endorsements must be based on the Promoter’s professional knowledge and/or professional experience with the Products at or about the times the endorsements are made. The Promoter’s statements and endorsements, or paraphrases thereof, may be used by the Company to advertise, promote and publicize its business and Products as provided herein. The Company will use the Promoter’s testimonials, endorsements, paraphrases thereof, and the Promoter’s Name and Appearance in association with the Products.

2.

Consideration. In consideration for the Services rendered by the Promoter hereunder, the Company agrees to (a) use commercially reasonable efforts to promote and sell the book authored by the Promoter as described on Schedule 2 attached hereto (the “Book”); and (b) pay to the Promoter the percentage of the sales of the Book set forth on Schedule 2, after

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deduction of all direct costs of fulfilling such sales, received by the Company from sales of the Book via the Company’s Website (the “Royalty”). Payments of the Royalty shall be made on a quarterly basis less: (i) sales, excise or use taxes; and (ii) credits for any defective or returned Books.

3.

Grant of License. The Promoter expressly, exclusively and irrevocably grants to the Company the right to use the Promoter’s name, photograph, picture, appearance, or likeness, including video and other recordings of the Promoter’s appearance, along with the right to use Promoter’s voice, including audio or other recordings of Promoter’s voice, Promoter’s signature, personal or professional background and experience, reputation, quotations and endorsements, or paraphrases of the Promoter’s quotations and endorsements, or any other personal identification or identifying characteristics, however obtained, including touch-ups, simulations or compositions of any of the above whether generated by computer or by any other means, during the Term and for the purposes set forth in this Agreement. Collectively, the Promoter’s personal identifying characteristics, set forth in this paragraph, will be referred to as the Promoter’s “Name and Appearance” and the rights the Promoter grants to the Company to use the Promoter’s Name and Appearance will be referred to as the “Right of Publicity” or the “Rights to Publicize.”

3.1

The Promoter grants to the Company and consents to the Company’s unlimited commercial use of the Promoter’s Name and Appearance, and the Rights to Publicize the Promoter’s Name and Appearance, in the Company’s sole discretion, to advertise, promote, endorse and publicize Products, and the Company’s business, worldwide in any and all media selected at the sole discretion of the Company, including but not limited to print, radio, television, electronic, telephone, wireless, internet and any and all other media of any nature or kind which may exist in the future.

3.2

The Promoter also irrevocably grants to the Company and consents to the Company‘s unlimited editorial use of the Promoter’s Name and Appearance in the Company’s promotional material of any nature or kind. For purposes of this Agreement, the Company’s editorial use of the Promoter’s Name and Appearance shall mean a use that does not directly promote, advertise or endorse the Company’s business or its Products.

3.3

The Company may in its sole discretion exercise some or all of the rights granted by the Promoter in this Agreement, but the Company shall have no obligation to exercise or use the rights the Promoter has granted. If the Company elects to not exercise or use all the rights granted by the Promoter, the Company’ election shall not be interpreted or construed as a waiver or release of such rights. The Company shall have the rights to use the Promoter’s Name and Appearance and the Right to Publicize the Promoter’s Name and Appearance, as provided in this Agreement, unless the Promoter and the Company enter into a separate written agreement in which the Company expressly waives or releases some or all of the rights the Promoter has granted in this Agreement.

3.4

The Promoter expressly represents and warrants that he is not subject to any restriction or limitation by way of employment or contractual obligation that may impair or

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limit the right of publicity granted herein by the Promoter, and that the Promoter has the express approval of his employer to make the promises and commitments set forth herein.

4.

Independent Contractor. It is expressly agreed that the Promoter is acting as an independent contractor in performing his Services hereunder and nothing in this Agreement, or in the course of dealing between the Promoter and the Company shall be deemed to create between the Promoter or its employees, partners, members, officers and directors, on the one hand, and the Company, on the other hand, a partnership, joint venture, association, franchise, employment relationship or any other relationship, other than that of independent contractors with respect to each other. The Company shall carry no worker's compensation insurance or any health, accident or disability insurance to cover the Promoter. The Company shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits that might be expected in an employer-employee relationship. The Promoter shall be solely responsible and liable for reporting and paying all federal and state income or other taxes applicable to the the Promoter’s compensation under this Agreement, and the Company will provide the Promoter with an IRS Form 1099 at the end of each calendar year in which compensation is paid to the Promoter. It is further understood and expressly agreed by the Promoter that he has no right or authority to incur expenses, obligations or liabilities in the name of or binding on the Company, and he shall not represent to third parties that he has any relationship (e.g., employer-employee or principal-agent) with the Company other than the independent contractor arrangement set forth in this Agreement.

5.

Term and Termination.

5.1

Term. This Agreement shall be effective as of the Effective Date and shall continue until the fifth anniversary thereof (the “Initial Term”), unless sooner terminated pursuant to the terms of this Agreement. At the end of the Initial Term and on each fifth anniversary thereafter, this Agreement shall automatically renew for five (5) years (each, a “Renewal Term” and together with the Initial Term, a “Term”) unless either party gives written notice of nonrenewal to the other party at least ninety (90) days prior to the end of such Term as then in effect.

5.2 Termination for Cause. In addition to any other remedies available to the Company at law, in equity or as set forth in this Agreement, the Company may terminate this Agreement upon the occurrence of an event constituting Cause (as hereinafter defined), effective immediately. For the purposes hereof, “Cause” means: (i) any act or omission that constitutes a breach by the Promoter of any of his obligations under this Agreement; (ii) the failure or refusal of the Promoter (A) to perform the duties required of him under this Agreement and/or (B) to comply with any lawful directive of the Company; (iii) any material violation by the Promoter of any (A) policy, rule or regulation of the Company and/or (B) any law or regulation applicable to the business of the Company or any of its affiliates; (iv) any act of fraud, misappropriation, embezzlement, or similar act of dishonesty or an attempt by or on behalf of the Promoter to commit one of the foregoing acts; (v) any act or omission by the Promoter, which in the Company’s judgment is, or is likely to be, injurious to the interest, property, operations, business, image, goodwill or reputation of the Company; (vi) the Promoter’s arrest or indictment for any crime (whether or not involving the Company); (vii) any other misconduct by the Promoter that,

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in the Company’s judgment, is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its affiliates; provided, further, that nothing shall prevent the Promoter’s termination under any other subsection of this Section 5.2 if it provides independent grounds for termination.

6.

Standard of Services.

6.1

Standard of Care. The Promoter shall perform the Services in a diligent and professional manner in accordance with the Company’s reasonable instructions. The Promoter agrees to use its best efforts and devote such time, attention and skill as may be necessary to perform the Services in a timely and competent manner. The Promoter shall allocate such time and resources to matters pertaining to the Services as are reasonably necessary to render the Services.

6.2

Compliance with Laws. The Promoter will perform the Services competently and in compliance with all professional standards applicable to the Promoter and will all of the Company’s policies and applicable laws, rules and regulations. The Promoter will promote Products only in accordance with professional guidelines and policies established by the Company and will refrain from making any and all false, deceptive, misleading or unlawful claims. The Company shall have no duty to review or verify the accuracy of any statements or claims made by the Promoter. Promoter shall advise the Company promptly of any facts or circumstances, which to his knowledge and in his professional judgment, may result or cause any previously made statements or claims to be false, deceptive, misleading or unlawful.

6.3

FTC Guidelines. The Promoter’s endorsements and advertising of the Products will be in accordance with the guidelines established by the Federal Trade Commission (the “FTC”) for endorsements in advertising. If requested by the Company, the Promoter shall provide a signed affidavit in form satisfactory to the Company confirming the Promoter’s compliance with the FTC standards in connection with his endorsements and endorsement activities.

7.

Exclusivity.

7.1

The Promoter represents and warrants that during the Term and in the Territory, the Promoter will not endorse or make any appearances or advertisements on behalf of any other company or business pertaining to the Products and/or Services.

7.2

The Promoter agrees that the Company shall have the exclusive right in perpetuity, subject to compliance with the Royalty payment obligation of the Company, to sell and/or distribute in the Territory, on the Company’s Website or any other medium now known or hereinafter discovered, the Book and any and all commercial publications of the Promoter developed in any manner during the Term of this Agreement regardless of whether this Agreement expires or terminates for any reason whatsoever.

7.3

The Company shall have the exclusive right in perpetuity to use the Promoter’s testimonials, endorsements, paraphrases thereof, and the Promoter’s Name and

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Appearance in association with the Products and the grant of any and all rights under Section 3 of this Agreement shall continue in effect with respect to the Company’s use thereof, subject to compliance with the Company’s Royalty payment obligations set forth in Section 2 of this Agreement.

7.4

The territory of this Agreement shall be the entire world (“Territory”).

8.

Confidentiality.

8.1

The Promoter recognizes that it is in the Company’s legitimate business interest to restrict the Promoter’s disclosure or use of Confidential Information (defined below) relating to the Company, its affiliates or their respective customers or business partners for any purpose other than in connection with the Promoter’s performance of the Services for the Company, and to limit any potential appropriation of such Confidential Information by the Promoter. During and after the term of this Agreement, the Promoter shall not use or disclose, or authorize any other person or entity to use or disclose, any Confidential Information, other than as necessary to accomplish the purpose of this Agreement to further the business objectives of the Company. The Promoter’s obligations under this Section shall survive termination of this Agreement or any provision hereof.

8.2

For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in- process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists of the Company or its businesses, or of any other person or entity that has entrusted information to the Company in confidence. The Promoter understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

8.3

Third-Party Information. The Promoter understands that the Company and/or the Promoter may receive and/or in the future may receive from third parties, confidential or proprietary information (the “Third-Party Information”) in connection with the Promoter’s

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Services for the Company. The Promoter shall hold Third-Party Information in strict confidence and shall not disclose to anyone or use, except in connection with the Promoter’s Services for the Company, Third-Party Information, unless expressly authorized by the Company in writing. The Promoter further understands and agrees that as a condition of this Agreement, the Promoter may be required to execute additional confidentiality or other restrictive covenants to protect Third- Party Information.

8.4

The Promoter understands that this Agreement does not, and shall not be construed to, grant the Promoter any license or right of any nature with respect to any Discoveries and Works or any Confidential Information, materials, software or other tools made available to the Promoter by the Company.

9.

Discoveries and Works.

9.1

All Confidential Information, copyrights, patents, trade or service marks, mask works, trade names and registrations and applications for the foregoing, including any prepared or conceived by or on behalf of the Promoter, alone or together with others, during the Term that relate to the Company’s present or, to Promoter’s knowledge, anticipated activities, including any innovations relating to, or improvements on, any of the foregoing (the “Discoveries and Works”), shall be owned by, and shall be the sole property of, the Company.

9.2

The Promoter (i) hereby assigns all rights, title and interest that the Promoter may have or acquire in any and all Discoveries and Works to the Company and hereby waives any and all claims, including, but not limited to, claims of ownership and royalty, with respect to the Discoveries and Works, including to the extent that such rights to the Discoveries and Works, including copyrights, do not vest in the Company as a work-for-hire, in which case the Promoter hereby grants, assigns and transfers to the Company all of the Promoter’s right, title and interest in and to the Discoveries and Works, and (ii) agrees to assist the Company in obtaining or maintaining for itself, at its own expense, patents, copyrights, trademarks, service marks or any other protection of the Discoveries and Works in such jurisdictions as the Company, in its sole discretion, may request, and to execute any and all documents, instruments or certificates, and do any and all other things, necessary to more fully vest ownership in the Discoveries and Works with the Company. The Promoter acknowledges that all Discoveries and Works shall be deemed “works made for hire” under the United States Copyright Act of 1976, as amended 17 U.S.C. Sect. 101. Should the Promoter refuse or fail to perform such acts or execute such documents, instruments or certificates, the Company may do so as the Promoter’s attorney- in-fact for such purpose. In addition to and not in any way limiting the foregoing, any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as “moral rights” (collectively, “Moral Rights”). The Promoter hereby irrevocably waives, to the extent permitted by applicable law, any and all claims the Promoter may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Discoveries and Works.

10.

Company Property. The Promoter covenants and agrees that (i) all tangible things, including memoranda, notes, notebooks, lists, records, electronic data, software, source code, business plans, contracts, agreements, financial and management reports, budgets and other

Vynleads, Inc. - Consulting Agreement

documents (and all copies thereof), made or compiled by the Promoter or made available by the Company to the Promoter concerning the business of the Company shall be the property of the Company, and (ii) if such tangible things are in the possession or control of the Promoter, the Promoter shall deliver them to the Company promptly following the termination or expiration of this Agreement or at any other time upon request of the Company.

11.

Equitable Relief. The Promoter agrees that any breach of the provisions of Sections 7, 8 or 9 hereof would cause substantial and irreparable harm, not readily ascertainable or compensable in terms of money, to the Company for which remedies at law would be inadequate and that, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall be entitled to temporary, preliminary and other injunctive relief in the event the Promoter violates or threatens to violate the provisions of Sections 5 or 6 hereof, as well as damages and an equitable accounting of all earnings, profits and benefits arising from such violation, in each case without the need to post any security or bond. In the event of a breach of any of the provisions of Sections 5 and 6 hereof by the Promoter, the Promoter shall have no further right on any outstanding Fees. Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to the Company for any breach or threatened breach of this Agreement.

12.

Indemnification.

12.1

The Company, except in cases of willful misconduct or gross negligence of the Promoter, agrees to defend, indemnify and hold harmless the Promoter and its affiliates and their officers, directors, employees, agents, successors and permitted assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from the Company’s website or sale of the Products, unless arising, directly or indirectly from or on the basis of, alleged false, deceptive, misleading statements or unfair or deceptive acts of the Promoter, whether through advertisement, endorsements or otherwise, affecting any person.

12.2

The Promoter, except in cases of willful misconduct or gross negligence of the Company, agrees to defend, indemnify and hold harmless the Company and its affiliates and their officers, directors, employees, agents, successors and permitted assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from: (i) any false, deceptive, misleading statements or unfair or deceptive acts of the Promoter, (ii) the taxation treatment of any payments made under this Agreement, (iii) the Promoter’s breach of any obligations under this Agreement.

13.

Miscellaneous.

13.1

Amendments. No modification or amendment of any provision of this Agreement shall be effective unless such modification or amendment is approved in writing by each party hereto.

Vynleads, Inc. - Consulting Agreement

13.2

Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. The Promoter is a sophisticated and experienced professional and have had ample opportunity to review and assess all terms and conditions herein with the assistance of professionally qualified counsel, and has determined to execute and deliver this Agreement with or without such counsel at his own discretion. In the event of any ambiguity in this Agreement, no provision herein shall be construed against the Company or any other party as the draftsperson.

13.3

Survival. In addition to any other provisions of this Agreement which by their terms continue after the expiration of this Agreement, the provisions of Sections 2, 3, 7, 8, 9, 10, 11, 12 and 13 shall survive the expiration or termination of this Agreement and shall continue in effect indefinitely from the date of expiration or termination. In addition, any other provisions required to interpret and enforce the Parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the full observation and performance of this Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of any Party against the other accrued or accruing under this Agreement prior to termination. Except as expressly set forth herein, the rights to terminate as set forth herein shall be in addition to all other rights and remedies available under this Agreement, at law, or in equity, or otherwise.

13.4

Entire Agreement. This Agreement and all related Schedules and Exhibits attached hereto, and documents referenced hereby and thereby, constitute the sole and entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings, agreements, both written and oral, with respect to the subject matter hereof.

13.5

Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective, successors and permitted assigns. Since the Promoter’s Services are personal and unique in nature, the Promoter may not transfer, sell or otherwise assign its rights, obligations or benefits under this Agreement or engage any sub- contractors without the Company’s prior written consent.

13.6

Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware without regard to the principles thereof regarding conflict of laws that would defer to or result in the application of the substantive laws of another jurisdiction.

13.7

Dispute Resolution. Any legal action or other legal proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be resolved by arbitration before a panel of three (3) arbitrators, administered by JAMS under its arbitration rules then in effect and held in New York, New York, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

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13.8

Notices. Any notice or other communication hereunder shall be addressed to the party at the address as set forth on the signature page hereto and shall be in writing and shall be deemed to have been effectively made or given if personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service or sent by electronic mail or other electronic communication.

13.9

Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. This executed Agreement may be delivered by fax, scan or other electronic means, each of which shall be an original for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of April 11, 2016.

VYNLEADS, INC.

By:

/s/ Alex Mannine

Name:  Alex Mannine

Title:    CEO

Address for Notices:

Vynleads, Inc.

PROMOTER:

By:

/s/ Gene Koprowski

Name:  Gene Koprowski

Title:    President of Genome Communications

Address for Notices: PO Box #10028

Vynleads, Inc. - Consulting Agreement

Schedule 1

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Vynleads, Inc. - Consulting Agreement

Schedule 2

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Dr. Koprowski’s Antidiabetes Method: Drugs & Health Foods to Throw Away And Never

Buy Again

The Prescription-Free Secret to a Healthy Heart and Lower Blood Pressure

Ancient Acupressure Secrets: Simple at Home Techniques That Help You Lose Weight

and Keep it Gone

The Ultimate Guide to Beat Insomnia and Sleep Your Way to Greater Health

Royalty

02.00%

NOTE ADDED August, 23 2016:

Royalty amount paid after deduction of 15% of sales for that time period, acting as a reserve for refunds based on current averages. If refunds exceed 15%, no action will be taken, yet if refunds for the order period after 60 days is below 15%,  the Company will pay the difference on the next scheduled royalty payment.